Exhibit 23(h)(xxiv) under Form N-1A
Exhibit 10 under Item 601/ Reg. S-K

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

           This Amendment (the “Amendment”), made as of the 1st day of January 2008 amends that certain Transfer Agency and service Agreement, date as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”).  Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, divided disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to extend the initial term and to reflect certain fee reductions and other changes.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Amendments to the Agreement: The Agreement is hereby amended as follows:

(a)             COLA is waived for the redefined Initial Term, therefore Section 3.5 of the Agreement is hereby amended by deleting the first phrase of the first sentence and replacing it with the words “During the initial term”.  The second sentence is amended by deleting the first phrase and replacing it with the words “Following the initial term”.

(b)           The Initial Term of the Agreement is extended three (3) years, therefore Section 12.1 of the Agreement is hereby amended by deleting “five (5)” in the first sentence and replacing with “eight (8)”.

(c)             Schedule 3.1 (Fees) is hereby amended by (i) deleting the first footnote in its entirety and replacing it with the revised footnote below; (ii) deleting the Telephone Servicing section in its entirety and replacing it with the revised fees below; and (iii) deleting the third footnote:

“1  The “Per CUSIP Fee” shall be waived (i) for the first six (6) months from CUSIP implementation, unless such implementation is a result of a conversion or merger and (ii) once a closed CUSIP’s tax reporting requirements have been satisfied.”

“Telephone Servicing Complex Base Fees2

Years 1-3	$2,700,000/year
Year 4
July 1, 2007 -December 31, 2007	$1,350,000

January 1, 2008 - June 30, 2008	$ 801,098
Year 5
July1, 2008-December 31, 2008	$ 801,097
January 1, 2009 -June 30, 2009	$ 801,097
Year 6
July1, 2009 - December 31, 2009	$ 471,756
January 1, 2010 - June 30, 2010	$ 471,756
Year 7
July1, 2010 - December 31, 2010	$ 471,756
January 1, 2011 - June 30, 2011	$ 471,756
Year 8
July1, 2011 - December 31, 2011	$ 471,756
January 1, 2012 - June 30, 2012	$ 471,756

2.           No Other Amendments.  Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3.           Due Authorization.  Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment.  This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on                                             STATE STREET BANK AND TRUST
Exhibit A to the Agreement                                                                           COMPANY

By:   /s/ John W. McGonigle                                                                           By:  /s/ Joseph L. Hooley
Name:  John W. McGonigle                                                                                Joseph L. Hooley, Vice Chairman
Title: Executive Vice President and Secretary

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 3/1/08)

Contract
Effective                      Fund Name:
Date:                                Series Name(if applicable)

Federated Fixed Income Securities, Inc.
7/1/04                                Federated Municipal Ultrashort Fund
7/1/04                                Federated Strategic Income Fund

State Street Bank and Trust Company                           By each of the Federated Funds set forth
On Schedule A
By:  /s/ Joseph L. Hooley                                                    By:  /s/ John W. McGonigle
Name:  Joseph L. Hooley                                                     Name:  John W. McGonigle
Title:  President & Chief Operating Officer                        Title:  Executive Vice President
Date:  June 20, 2008                                                               Date:  June 6, 2008